EXHIBIT 10.01 - Agreement dated November 15, 1997 between the Company and LS Capital Corporation.

                                    AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of this the 15th day of November, 1997 by and between (a) JVWeb, Inc. a Delaware corporation (the "Company"), and (b) LS Capital Corporation, a Delaware corporation ("LS Capital").

                                    Recitals:

         WHEREAS, the Company desires to issue and sell to LS Capital units ("Units") comprised of shares of common stock in the Company ("Common Stock") and warrants to purchase shares of Common Stock, and LS Capital desires to receive and purchase Units, in each cases upon the terms, provisions and conditions set forth herein;

         WHEREAS, in connection with the issuance and sale of the Units, the Company and LS Capital intend that the Company will register with the United States Securities and Exchange Commission (the "Commission") an in-kind dividend (the "Dividend") to the stockholders of LS Capital consisting a portion of the Units being issued and sold to LS Capital pursuant hereto; and

         WHEREAS, the Company and LS Capital desire to set forth in writing the terms, provisions and conditions pertaining to the sale and issuance of Units to LS Capital and pertaining to the Dividend;

                                   Agreement:

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by each of the parties hereto), each of the Company and LS Capital hereby agrees as follows:

         1.       General Representations and Warranties.

         (a) LS Capital hereby represents and warrants to the Company that LS Capital has been duly organized, is validly existing and is in good standing in the jurisdiction in which it was incorporated; LS Capital has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed in connection herewith and perform LS Capital's obligation hereunder and thereunder; the execution and delivery by LS Capital of this Agreement and all other agreements, documents and instruments to be executed by LS Capital in connection herewith have been authorized by all necessary corporate action by LS Capital; when this Agreement and all other agreements, documents and instruments to be executed by LS Capital in connection herewith are executed by LS Capital and delivered to the Company, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of LS Capital enforceable against LS Capital in accordance with their respective terms; neither the execution and delivery of this Agreement or any other agreements, documents and instruments to be executed in connection herewith nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which LS Capital is a party or by which LS Capital is bound or by which any of the assets of LS Capital is bound or affected, (ii) violate any judgment against, or binding upon, LS Capital or upon the assets of LS Capital, (iii) result in the creation of any lien, charge or encumbrance upon any assets of LS Capital pursuant to the terms of any such contract, or (iv) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of LS Capital; there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or threatened against, involving or affecting any of the assets of LS Capital, this Agreement, or the transactions contemplated hereby (other than as described in LS Capital's filings with the Commission), and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any assets of LS Capital, this Agreement, or the transactions contemplated hereby; no consent or approval from any person on the part of LS Capital is required in connection with the execution and delivery of this Agreement other than board of director approval of LS Capital, which has already been obtained; and the representations and warranties made immediately above and elsewhere herein are material to the Company and are being relied upon by the Company in connection with its decision to issue and sell Units to LS Capital pursuant to Section 2 of this Agreement.

         (b) The Company hereby represents and warrants to LS Capital that (in all cases, upon the Company's organization) the Company has full right, power and authority to execute and deliver this Agreement and all other agreements, documents and instruments to be executed by the Company in connection herewith (including, without limitation, the Warrant Agreement, as defined herein) and perform the Company's obligation hereunder and thereunder; the Company will be duly organized, validly existing and in good standing in the jurisdiction in which the Company will be incorporated; the authorized capital stock of the Company consists of 50 million shares of Common Stock, 6.2 million of which were issued and outstanding as of the date hereof, and 10 million shares of preferred stock, none of which were issued and outstanding as of the date hereof; Greg Micek owns all 6.2 million shares of the outstanding Common Stock; the execution and delivery by the Company of this Agreement and all other agreements, documents and instruments to be executed by the Company in connection herewith (including, without limitation, the Warrant Agreement) will be authorized by all necessary corporate action; when this Agreement and all other agreements, documents and instruments to be executed by the Company in connection herewith (including, without limitation, the Warrant Agreement) are executed by the Company and delivered to LS Capital, this Agreement and such other agreements, documents and instruments will constitute the valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms; neither the execution and delivery of this Agreement or any other agreements, documents and instruments to be executed in connection herewith (including, without limitation, the Warrant Agreement) nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any contract to which the Company is a party or by which the Company is bound or by which any of the assets of the Company is bound or affected, (ii) violate any judgment against, or binding upon, the Company or upon the Company's assets, (iii) result in the creation of any lien, charge or encumbrance upon any of the Company's assets pursuant to the terms of any such contract, or (iv) violate any provision in the charter documents, bylaws or any other agreement affecting the governance and control of it; there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or threatened against, involving or affecting any of the Company's assets, this Agreement, or the transactions contemplated hereby, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting any of the Company's assets, this Agreement, or the transactions contemplated hereby; no consent or approval from any person is required on the party of the Company in connection with the execution and delivery of this Agreement other than board of director approval, which will be obtained upon organization; the shares of Common Stock to be issued to LS Capital pursuant to this Agreement shall be duly authorized, validly issued, fully paid and non-assessable at the time that they are issued; and the representations and warranties made immediately above and elsewhere herein are material to LS Capital and are being relied upon by LS Capital in connection with LS Capital's decision to purchase Units pursuant to Section 2 of this Agreement.

         2.       Sale and Purchase of Units.

         (a) Each Unit shall consist of one share of Common Stock and two separately assignable (i.e. "detachable") "First Tier Warrants." In addition to the other rights pertaining thereto, the exercise of each First Tier Warrant shall entitled the holder thereof to receive, without the payment of any additional amount, two "Second Tier Warrants." In addition to the other rights pertaining thereto, the exercise of each Second Tier Warrant shall entitled the holder thereof to receive, without the payment of any additional amount, one "Third Tier Warrant." First Tier Warrants, Second Tier Warrants and Third Tier Warrants are referred to hereinafter collectively as the "Warrants." Each Warrant shall entitle the holder thereof to purchase one share of Common Stock at any time within three years after the date it is issued at a purchase price of $1.00 (in the case of the First Tier Warrants), $2.00 (in the case of the Second Tier Warrants) and $5.00 (in the case of the Third Tier Warrants). Each Warrant shall be redeemable at any time after the Common Stock has had, for 10 consecutive trading days, a per-share closing price above $1.25 (in the case of the First Tier Warrants), $2.35 (in the case of the Second Tier Warrants) and $5.50 (in the case of the Third Tier Warrants). The redemption price shall be $.01 per Warrant. The Company and LS Capital expect that the Warrants will eventually be in a registered, book-entry form.

         (b) On the execution of this Agreement, LS Capital paid to the Company the aggregate amount of $5,000.00, the receipt of which the Company hereby acknowledges. In consideration of the payment of the foregoing amount, the Company delivered to LS Capital a stock certificate representing 500,000 shares of Common Stock and a warrant agreement (the Warrant Agreement"), a copy of which is attached hereto, creating 1,000,000 First Tier Warrants. LS Capital hereby acknowledges preparation and execution of such stock certificate and the Warrant Agreement and its agreement that the Company shall hold such stock certificate and the Warrant Agreement pending completion of the Dividend. LS Capital hereby agrees that, promptly after the Company enters into an agreement with a transfer agent with regard to the creation of the Warrants in a registered, book-entry form, the Warrant Agreement shall be cancelled, and thus the underlying First Tier Warrants created thereby, and in connection therewith LS Capital shall be issued 1,000,000 First Tier Warrants in a registered, book-entry form.

         3. Securities Representations and Warranties. LS Capital hereby represents and warrants to the Company that it is familiar with the business and financial condition, properties, operations and prospects of the Company, it has been given full access to all material information concerning the condition, properties, operations and prospects of the Company, it has had an opportunity to ask such questions of, and to receive such information from, the Company as it has desired and to obtain any additional information necessary to verify the accuracy of the information and data received, and it is satisfied that there is no material information concerning the condition, properties, operations and prospects of the Company, of which it is unaware; LS Capital has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an acquisition of its shares of Common Stock; LS Capital has reviewed its financial condition and commitments and that, based on such review, it is satisfied that it (a) has adequate means of providing for contingencies, (b) has no present or contemplated future need to dispose of all or any of its shares of Common Stock to satisfy existing or contemplated undertakings, needs or indebtedness, (c) is capable of bearing the economic risk of the ownership of the shares of Common Stock to be issued to it for the indefinite future, and (d) has assets or sources of income which, taken together, are more than sufficient so that it could bear the loss of the entire value of the shares of Common Stock being issued to it; LS Capital is acquiring its shares of Common Stock solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of its shares of Common Stock; LS Capital understands that its shares of Common Stock have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and therefore its shares of Common Stock are "restricted" under such laws until such time as they are registered; and LS Capital has not offered or sold any portion of its shares of Common Stock and has no present intention of reselling or otherwise disposing of any portion of its shares of Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance (other than the registration thereof).

         4. Securities Registration. Within six months after the date of this Agreement, the Company shall file a registration statement to register the Dividend with the Commission. The Dividend shall consist of 250,000 of the shares of Common Stock issued and sold to LS Capital pursuant hereto and all 1,000,000 of the First Tier Warrants issued and sold to LS Capital pursuant hereto. In the event of such registration, the Company shall use its best efforts to qualify such shares of Common Stock and First Tier Warrants under the securities laws for each state for which an exemption is not available and qualification is required, unless the cost and expense of such qualification outweighs the benefit of qualification. In connection with any registration undertaken pursuant to this Section 4, LS Capital shall use reasonable efforts to cooperate with the Company and will furnish to the Company and in writing such information, as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws pertaining to disclosure and otherwise, with respect to the Dividend. The Company shall pay all registration expenses in connection with any registration undertaken pursuant to this Section 4.

         5. Spin-Off. As soon as possible after the registration statement filed in connection with any registration undertaken pursuant to Section 5 above is declared effective, LS Capital shall declare and effect the Dividend to its stockholders. In this connection, LS Capital shall deliver to each of its stockholders receiving the registered shares of Common Stock an stock certificate representing the shares of Common Stock that such stockholder is to receive (unlegended except to the extent necessary to implement the agreements described in Section 6 below) and a notification that such stockholder now owns the number of First Tier Warrants that such stockholder is to receive, as well as a copy of the prospectus comprising part of the registration statement declared effective during the course of any registration undertaken pursuant to
Section 4.

         6. Lock-Up Agreement. In connection with the execution of this Agreement, Paul J. Montle, Kent E. Lovelace, Jr. and Roger W. Cope (each a significant stockholder of LS Capital) entered into a certain agreement, a copy of which is attached hereto as an exhibit, in which they agreed would not sell any Common Stock received by them in connection with the Dividend until four weeks after public trading commenced in the Common Stock and then they (as a group) would not sell in any three-month period a number of shares exceeding the average weekly reported volume of trading in the Common Stock for the four weeks most recently completed at the time at which any sale is being contemplated.

         7. Exclusivity Agreement. In connection with the execution of this Agreement, Greg Micek entered into a certain agreement, a copy of which is attached hereto as an exhibit, in which he agreed that he would not engage in the electronic commerce business except by and through the Company for two years after the date of this Agreement.

         8. Termination. If the registration statement under which shares of Common Stock are registered pursuant to Section 4 is not declared effective within six months after the date of this Agreement through no breach of this Agreement by the Company, or if the Company elects to terminate this Agreement (which may be done so by giving written notice to LS Capital), this Agreement shall, except as hereafter provided, become null and void, the parties hereto shall be relieved of any further duties, obligations and responsibilities with respect to this Agreement, and the parties shall cooperate in good faith in unwinding all actions taken in reliance on this Agreement. Notwithstanding the preceding, the following actions shall occur upon the termination of this Agreement pursuant to the preceding:

         (a) All stock certificates representing the 500,000 shares of Common Stock issued and sold to LS Capital pursuant to this Agreement, as well as the Warrant Agreement, shall be cancelled;

         (b) The Company shall repay to LS Capital the $5,000.00 paid for its Units; and
         (c) The agreement described in Section 7 and the indemnification provisions of Section 9 shall remain in full force and effect for two years after the date of termination.
         Notwithstanding anything else contained herein, upon the termination of this Agreement by the election of the Company, LS Capital shall the option to purchase 100,000 shares of Common Stock by allowing the Company to retain the initial $5,000 payment made pursuant to Section 2 above and by remitting an additional $5,000 payment, whereupon the Company shall deliver to LS Capital a stock certificate issued in the name of LS Capital representing 100,000 shares of Common Stock.

      9.    General Indemnification.

      (a) All representations and warranties made herein by a party hereto shall survive all transactions provided for or contemplated herein, including, without limitation, the issuance and sale of Units to LS Capital, the Dividend and the termination of this Agreement.

      (b) The Company shall protect, indemnify and hold LS Capital, and its officers, directors, shareholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by the Company in this Agreement.

      (c) LS Capital shall protect, indemnify and hold the Company, and its officers, directors, shareholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising from any breach of any agreement, representation or warranty made by LS Capital in this Agreement.

      10.   Securities Indemnification.

      (a) The Company shall protect, indemnify and hold LS Capital, and its officers, directors, shareholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, investigations, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising out of or based upon (a) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into the registration statement under which the shares of Common Stock are registered pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any material violation by the Company of any rule or regulation promulgated under Act applicable to the Company and relating to action or inaction by the Company in connection with any such registration;
provided,  however,  that the Company  will not be liable in the case of (a) and
(b) above if and to the extent that the event otherwise giving rise to indemnification arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by a person otherwise entitled to indemnification in writing specifically for use in the registration statement or prospectus or information contained in a writing that has been expressly approved or deemed approved by a person otherwise entitled to indemnification.

       (b) LS Capital shall protect, indemnify and hold the Company and its officers, directors, shareholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, investigations, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation and attorneys' fees), arising out of or based upon (a) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into the registration statement under which shares of Common Stock are registered pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any material violation by LS Capital of any rule or regulation promulgated under the Act applicable to LS Capital and relating to action or inaction by LS Capital in connection with any such registration;
provided, however, that LS Capital shall be liable in the case of (a) and (b) above only if and to the extent that the event giving rise to indemnification arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by LS Capital in writing specifically for use in the registration statement or prospectus or information contained in a writing that has been expressly approved or deemed approved by LS Capital.

      (c) Promptly after receipt by an indemnified party under this Section 10 of notice of the threat or commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, notify each such indemnifying party in writing thereof, but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to any indemnified party to the extent that the indemnifying party is not prejudice as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so elected; provided, however, that, if the defendants in any such action include both an indemnified party and an indemnifying party and the related indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be believed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party will be subject to any liability for any settlement made without consent which shall not be unreasonably withheld. No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

         11.      General.

         (a) THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE, AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         (b) Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claims for breach, for damages, and/or for recision or reformation, shall be settled by binding arbitration in Harris County, Texas according to the rules and regulations of the American Arbitration Association, Commercial Arbitration Rules.

         (c) This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing signed by all parties affected.

         (d) The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         (f) The parties hereto hereby agree that time is of the essence for all purposes of this Agreement.

         (g) Any notices to be given hereunder by any party to the other parties may be effected either by personal delivery in writing, or by mail, registered or certified, postage prepaid with return receipt requested, addressed to the one or more parties to be notified at the addresses set forth beneath such parties' respective signatures below.

         (h) All obligations of the Company and all agreements made herein for the benefit of the Company shall become effective immediately upon the formation and organization of the Company. The person signing this Agreement on behalf of the Company shall use reasonable efforts to cause the Company to be formed. Upon the formation of the Company, such person shall have no further obligations or liability pertaining to the Company or this Agreement except as is expressly agreed to by such person in writing.

         IN WITNESS WHEREOF, the parties hereto have signed their names hereto as of the first date written above.

JVWEB, INC.                                          LS CAPITAL CORPORATION
a Delaware corporation                               a Delaware corporation


By: /s/  Greg J. Micek                               By /s/Paul J. Montle
         Greg Micek,                                 Paul J. Montle,
         President                                   Chief Executive Officer

Address: 5444 Westheimer, Suite 2080                 Address: 15915 Katy Freeway
         Houston, Texas 77056                        Suite 250
                                                     Houston, Texas 77056

                                     Exhibit

                                                      AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of this the 15th day of November, 1997 by and between (a) JVWeb, Inc., a Delaware corporation (the "Company"), and (b) Paul J. Montle ("Montle"), Kent E. Lovelace, Jr. ("Lovelace") and Roger W. Cope ("Cope"), each a stockholder of LS Capital Corporation, a Delaware corporation ("LS Capital"). Montle, Lovelace and Cope are referred to hereinafter separately as a "Shareholder" and collectively as the "Shareholders."

                                                      Recitals:

         WHEREAS, the Company has entered into an agreement with LS Capital, whereby the Company will to issue and sell to LS Capital units ("Units") comprised of shares of common stock in the Company ("Common Stock") and warrants to purchase shares of Common Stock, and whereby the Company will register with the United States Securities and Exchange Commission an in-kind dividend (the "Dividend") to the stockholders of LS Capital consisting a portion of the Units being issued and sold to LS Capital pursuant hereto; and

         WHEREAS, as a condition to the Company's entering into the agreement described in the preceding recital, the Company required the Shareholders to enter into this Agreement;

                                                     Agreement:

         NOW, THEREFORE, in consideration of the Company's agreement to enter into the agreement described in the first recital set forth above, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by each Shareholder), each Shareholder hereby agrees that such Shareholder shall not, without the prior express written consent of the Company, (a) sell any shares of Common Stock received in connection with the Dividend until twelve weeks after public trading has commenced in the Common Stock, or (b) thereafter sell in any three-month period more than 10,000 shares of Common Stock received in connection with the
Dividend.   Each   Shareholder   hereby  agrees  that  all  stock   certificates
representing shares of Common Stock received by him in connection with the Dividend shall bear a restrictive legend in order to implement the restrictions imposed by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed their names hereto as of the first date written above.

JVWEB, INC.,
a Delaware corporation


By: /s/  Greg Micek                                         /s/ Paul J. Montle
         Greg Micek, President                              Paul J. Montle

/s/ Kent E. Lovelace, Jr.                                   /s/ Roger W. Cope
Kent E. Lovelace, Jr.                                         Roger W. Cope

                                     EXHIBIT

                                                      AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of this the 15th day of November, 1997 by and between (a) Greg Micek ("Micek"), and (b) LS Capital Corporation, a Delaware corporation ("LS Capital").

                                                      Recitals:

         WHEREAS, LS Capital has entered into an agreement with JVWeb, Inc., a Delaware corporation (the "Company"), whereby the Company will to issue and sell to LS Capital units ("Units") comprised of shares of common stock in the Company ("Common Stock") and warrants to purchase shares of Common Stock, and whereby the Company will register with the United States Securities and Exchange Commission an in-kind dividend to the stockholders of LS Capital consisting a portion of the Units being issued and sold to LS Capital pursuant hereto; and

         WHEREAS, as a condition to the LS Capital's entering into the agreement described in the preceding recital, LS Capital required Micek to enter into this Agreement;

                                                     Agreement:

         NOW, THEREFORE, in consideration of LS Capital's agreement to enter into the agreement described in the first recital set forth above, $10.00 and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by Micek), Micek hereby agrees that he shall not engage in the electronic commerce business anywhere in the world, except by and through the Company, for two years after the date of this Agreement. Micek hereby specifically acknowledges and agrees that the temporal and other restrictions contained in this Agreement are reasonable and necessary to protect the rights of LS Capital under the agreement described in the first recital set forth above and its investment in the Company, and that the enforcement of the provisions of this Agreement will not work an undue hardship on him. Micek further agrees that in the event either the length of time or any other restriction, or portion thereof, set forth in this Agreement is held to be overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances and the parties agree that the restrictions of this Agreement will remain in full force and effect as reduced or modified. Micek further agrees and acknowledges that LS Capital does not have an adequate remedy at law for the breach or threatened breach by him of the covenants contained in this Agreement, and Micek therefore specifically agrees that LS Capital, in addition to other remedies which may be available to it hereunder, may file a suit in equity to enjoin Micek from such breach or threatened breach. Micek further agrees, in the event that any provision of this Agreement is held to be invalid or against public policy, the remaining provisions of this Agreement and the remainder of this Agreement shall not be affected thereby.

                                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have signed their names hereto as of the first date written above.

LS CAPITAL CORPORATION
a Delaware corporation


By:/s/ Paul J. Montle                                      /s/ Greg Micek
         Paul J. Montle                                       Greg Micek
         President